Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2014
FINANCIAL RESULTS
46th Consecutive Profitable Quarter
Second Quarter Fully Diluted Earnings per Share of $1.86

 LAS VEGAS. July 23, 2014 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2014, as well as comparisons to prior year equivalents:

	Three months ended June 30,			Six months ended June 30,
Unaudited	2014	2013	Change	2014	2013	Change
Total operating revenue (millions)	$290.5	$255.8	13.6%	$593.1	$528.8	12.2%
Operating income (millions)	$56.4	$42.9	31.5%	$113.7	$95.2	19.4%
Operating margin	19.4%	16.8%	2.6pp	19.2%	18.0%	1.2pp
EBITDA (millions)	$76.4	$61.0	25.2%	$152.2	$130.4	16.7%
EBITDA margin	26.3%	23.8%	2.5pp	25.7%	24.7%	1pp
EBITDAR (millions)	$78.3	$62.3	25.7%	$163.5	$132.0	23.9%
EBITDAR margin	26.9%	24.4%	2.5pp	27.6%	25.0%	2.6pp
Net income (millions)	$33.5	$25.8	29.8%	$67.7	$57.7	17.3%
Diluted earnings per share	$1.86	$1.34	38.8%	$3.72	$3.00	24.0%
Return on capital employed *	17.5%	15.9%	1.6pp
* - see appendix for calculation

“We are very proud to report our 46th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “We have been working very hard to mitigate the crew training issues that have impacted us in the past two quarters. Although these issues did contribute to operational inefficiencies and incremental costs during this past quarter we are trending in the right direction and hope these issues have minimal impact in the third quarter. On a much more positive note, in June we completed multiple aircraft transactions to add fourteen additional aircraft to our future fleet and raised $300 million of debt in the high yield market with very competitive terms. We could not have done this without the tremendous effort of our Team Members."

Notable company highlights

•	Increased operating margin, EBITDA margin and return on capital employed versus the same time last year

Allegiant Q2 2014 Earnings

•	Acquired 12 incremental A319 Airbus aircraft for delivery in 2018. See table below for financial impact of this transaction

•	Signed agreements to acquire one A320 and one A319 to be in service in 2015 and 2016, respectively

•
Entered into a letter of intent to purchase eight A319s, previously committed to under operating leases. Two of these are currently under operating lease to Allegiant, one is expected to be delivered in 2014 and five are expected to be delivered in 2015

•	In-service Airbus fleet of ten aircraft accounted for 21.9% of total ASM production during the quarter

•	Prepaid $121.1 million, 5.75% term loan facility due 2017

•	Raised $300 million, 5.50% senior unsecured notes due 2019, corporate rating of BB- by Standard & Poor's and Ba3 by Moody's

•	Raised $85.3 million collateralized by 53 MD-80 and six 757 aircraft

•	Initiated service on twelve new routes in the second quarter

•
Named Top-Performing Airline in North America by AVIATION WEEK for third consecutive year. The Company also has the best five-year average score of any airline worldwide, 76.9, more than 5 points higher than the second-ranked carrier

Second quarter 2014 revenue performance

•	Eighteenth consecutive quarter of year over year growth in total fare

•	Same store routes, operated in both the second quarter 2014 and 2013, generated a 5.8 percent increase in TRASM

•	Florida TRASM remained flat despite 36% growth in capacity

	Three months ended June 30,			Six months ended June 30,
	2014	2013	Change	2014	2013	Change
Scheduled Service:
Average fare - scheduled service	$89.63	$88.00	1.9%	$94.50	$92.73	1.9%
Average fare - ancillary air-related charges	$40.65	$40.73	(0.2)%	$41.21	$41.18	0.1%
Average fare - ancillary third party products	$4.58	$5.52	(17.0)%	$4.88	$5.66	(13.8)%
Average fare - total	$134.86	$134.25	0.5%	$140.59	$139.57	0.7%
Scheduled service passenger revenue per ASM (PRASM) (cents)	8.45	7.94	6.4%	8.60	8.27	4.0%
Total scheduled service revenue per ASM (TRASM) (cents)	12.71	12.11	5.0%	12.79	12.45	2.7%
Load factor	89.5%	89.5%	0pp	88.9%	89.7%	-0.8pp
Passengers (millions)	2.1	1.9	12.4%	4.2	3.7	11.6%
Average passengers per departure	149	148	0.7%	148	148	—%
Average scheduled service stage length (miles)	924	957	(3.4)%	950	967	(1.8)%
 ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Third party products performance

•	Car rental net revenue increased 7.3 percent primarily driven by growth in our Florida destinations

•
Hotel room night production continues to be impacted by declines in performance in the Las Vegas market. The company’s prior pre-purchase agreement for discounted rooms in Las Vegas concluded in the third quarter 2013 and the rates under a new pre-purchase room agreement with the same gaming company are not as attractive due to the improved Las Vegas hotel market

Allegiant Q2 2014 Earnings

	Three Months Ended June 30,			Six Months Ended June 30,
Supplemental Ancillary Revenue Information Unaudited	2014	2013	Change	2014	2013	Change
Gross ancillary revenue - third party products (millions)	$32.4	$33.9	(4.4)%	$68.1	$68.2	(0.1)%
Cost of goods sold (millions)	($22.2)	($23.1)	(3.9)%	($46.8)	($46.1)	1.5%
Transaction costs* (millions)	($0.5)	($0.4)	25.0%	($1.0)	($1.1)	(9.1)%
Ancillary revenue - third party products (millions)	$9.7	$10.4	(6.7)%	$20.3	$21.1	(3.8)%
As percent of gross	29.8%	30.6%	(0.8)pp	29.8%	30.9%	(1.1)pp
As percent of income before taxes	18.2%	25.3%	(7.1)pp	18.9%	23.1%	(4.2)pp
Ancillary revenue - third party products/scheduled passenger	$4.58	$5.52	(17.0)%	$4.88	$5.66	(13.8)%

Hotel room nights (thousands)	136.5	170.1	(19.8)%	280.2	326.5	(14.2)%
Rental car days (thousands)	245.0	238.8	2.6%	526.3	488.9	7.6%
* - Includes payment expenses and travel agency commissions.

Second quarter 2014 cost performance

•	Total operating expense per ASM (CASM) increased 2.5 percent year over year

•
CASM ex fuel was impacted by approximately $3.4 million of nonrecurring expenses in the form of aircraft sub-service, crew training and passenger displacement costs related to training and crew availability delays

•
Fuel expense per ASM increased only 0.2 percent despite a 2.9 percent increase in average cost per gallon. Our fuel efficiency metrics continued to improve as gallons per passenger declined 6.8 percent and ASMs per gallon increased by 2.5 percent

•
Salaries and benefits expense increased 19.3 percent versus last year primarily due to a 16.8 percent increase in the number of full time equivalent employees and $1.2 million in costs associated with an inflight "early out program". Headcount growth was mostly attributable to an increase in flight crews required to support a 5.3 percent year over year increase in average number of aircraft in service and flight operations and maintenance staff to support this growth

•
Sales and marketing expense increased 23.1 percent from the prior year due to higher credit card fees driven by a 12.9 percent increase attributable to higher scheduled service revenue, and marketing support to launch new routes

•	Depreciation and amortization expense increased 10.4 percent due to fleet growth and partial period depreciation expense related to twelve owned A319 aircraft currently on lease to a European carrier

	Three months ended June 30,			Six months ended June 30,
	2014	2013	Change	2014	2013	Change
Total System*:
Operating expense per passenger	$109.22	$111.60	(2.1)%	$113.69	$114.44	(0.7)%
Operating expense per passenger, excluding fuel	$60.47	$60.74	(0.4)%	$63.07	$60.18	4.8%
Operating expense per ASM (CASM) (cents)	10.23	9.98	2.5%	10.26	10.09	1.7%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.66	5.43	4.2%	5.69	5.31	7.2%
Average block hours per aircraft per day	5.6	5.5	1.8%	5.8	5.7	1.8%
Average system stage length (miles)	912	940	(3.0)%	936	948	(1.3)%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Third quarter 2014 cost trends

•	CASM is expected to increase between three and five percent. This guidance assumes an average fuel cost per gallon of $3.17, same as second quarter

Allegiant Q2 2014 Earnings

•	CASM ex fuel is expected to increase between 8.5 and 10.5 percent

•
We expect higher depreciation and amortization expense due to 12 owned aircraft currently on lease. These aircraft are not ASM producing however will be depreciated as if they were being operated in our scheduled service fleet. See table below for impact of non-ASM producing depreciation guidance. On a full year basis, the company expects depreciation and amortization expense between $110 and $115 thousand per in-service aircraft per month

Balance sheet highlights

•	Prepaid $121.1 million, 5.75% term loan facility

•	Raised $300 million, 5.50% senior unsecured notes, corporate rating of BB- by Standard & Poor's and Ba3 by Moody's

•	Assumed $142 million in debt secured by 12 A319 aircraft currently on lease to a European operator

•	Raised $85.3 million through two transactions, collateralized by 53 MD-80s and six 757 aircraft

•
2014 CAPEX is now expected to be between $390 and $400 million driven by the purchase of 12 A319 aircraft on lease to a European carrier, two A320 aircraft expected to be purchased at the end of 2014, and two A319s currently operated by the company under operating lease

•	The company has $68 million of share repurchase authority remaining

Unaudited (millions)	6/30/2014	12/31/2013	Change
Unrestricted cash*	$548.2	$387.1	41.6%
Total debt	$619.4	$234.3	164.4%
Total Allegiant Travel Company stockholders’ equity	$376.7	$375.7	0.3%

	Six Months Ended June 30,
Unaudited (millions)	2014	2013	Change
Capital expenditures	$257.0	$77.0	233.8%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q2 2014 Earnings

Guidance, subject to revision

	July 2014	3Q14
Estimated PRASM year-over-year change	2 to 4%	0 to 2%
Estimated TRASM year-over-year change	2 to 4%	0 to 2%

Fixed fee and other revenue guidance		3Q14
Fixed fee and other revenue (millions)		$10 to $12

Capacity guidance
System	3Q14	4Q14	FY14
Departure year-over-year growth	10 to 14%	9 to 13%
ASM year-over-year growth	9 to 13%	8 to 12%	9 to 13%
Scheduled
Departure year-over-year growth	10 to 14%	9 to 13%
ASM year-over-year growth	9 to 13%	8 to 12%	9 to 13%

Cost guidance	3Q14		FY14
CASM ex fuel – year-over-year change	8.5 to 10.5%		6.5 to 8.5%
CASM - year over year change *	3 to 5%		1 to 3%

CAPEX guidance		FY14	FY15
Capital expenditures (millions)		$390 to $400	$160 to $170
 CASM ex fuel – cost per available seat mile excluding fuel expense
* - Assumed system fuel price of $3.17 per gallon

Financial detail of 12 A319 transaction

On June 13, 2014, the company announced the purchase of twelve A319 aircraft currently leased to a European low cost carrier. The table below shows the financial impact to the company as well as the estimated incremental impact on CASM ex fuel for both the third quarter, and full year of 2014

Operating income impact	3Q14	FY14
Estimated lease revenue received (millions) *	$7.7	$18.1
Estimated depreciation expense (millions)	2.8	6.5
Estimated impact to operating income (millions)	$4.9	$11.6
CASM ex fuel impact - year over year
Impact of depreciation from aircraft transaction	+2pp	+1pp
Current CASM ex fuel guidance	8.5 to 10.5%	6.5 to 8.5%
* - Lease revenue will appear as other revenue in operating revenue

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	3Q14	YE14	YE15	YE16
MD-80 (166 seats)	53	53	53	53
757 (215 seats)	6	6	6	6
A319 (156 seats)	3	4	9	10
A320 (177 seats)	7	7	10	10
Total	69	70	78	79

Allegiant Q2 2014 Earnings

Aircraft listed in table above include only in service aircraft

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 23, 2014 to discuss its second quarter 2014 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q2 2014 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Jessica Wheeler
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, an accident involving or problems with our aircraft, our reliance on our automated systems, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three months ended June 30, 2014 and 2013
(in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Percent
	2014	2013	change
OPERATING REVENUE:
Scheduled service revenue	$189,172	$165,301	14.4
Ancillary revenue:
Air-related charges	85,781	76,514	12.1
Third party products	9,657	10,370	(6.9)
Total ancillary revenue	95,438	86,884	9.8
Fixed fee contract revenue	2,963	3,095	(4.3)
Other revenue	2,968	566	424.4
Total operating revenue	290,541	255,846	13.6
OPERATING EXPENSES:
Aircraft fuel	104,495	97,076	7.6
Salary and benefits	47,297	39,654	19.3
Station operations	20,157	20,211	(0.3)
Maintenance and repairs	21,427	20,335	5.4
Sales and marketing	6,653	5,405	23.1
Aircraft lease rentals	1,903	1,365	39.4
Depreciation and amortization	19,750	17,892	10.4
Other	12,446	11,052	12.6
Total operating expenses	234,128	212,990	9.9
OPERATING INCOME	56,413	42,856	31.6
As a percent of total operating revenue	19.4%	16.8%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(75)	(132)	(43.2)
Interest income	(234)	(216)	8.3
Interest expense	3,591	2,294	56.5
Total other (income) expense	3,282	1,946	68.7
INCOME BEFORE INCOME TAXES	53,131	40,910	29.9
As a percent of total operating revenue	18.3%	16.0%
PROVISION FOR INCOME TAXES	19,764	15,223	29.8
NET INCOME	33,367	25,687	29.9
Net loss attributable to noncontrolling interest	(132)	(73)	80.8
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	33,499	25,760	30.0
Earnings per share to common stockholders (1):
Basic	$1.87	$1.35	38.5
Diluted	$1.86	$1.34	38.8
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,777	18,921	(6.0)
Diluted	17,865	19,041	(6.2)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three months ended June 30, 2014 and 2013
(Unaudited)

	Three months ended June 30,		Percent
	2014	2013	change*
OPERATING STATISTICS
Total system statistics
Passengers	2,143,662	1,908,472	12.3
Revenue passenger miles (RPMs) (thousands)	2,030,638	1,889,416	7.5
Available seat miles (ASMs) (thousands)	2,289,201	2,134,660	7.2
Load factor	88.7%	88.5%	0.2
Operating revenue per ASM (RASM) (cents)	12.69	11.99	5.8
Operating expense per ASM (CASM) (cents)	10.23	9.98	2.5
Fuel expense per ASM (cents)	4.56	4.55	0.2
Operating CASM, excluding fuel (cents)	5.66	5.43	4.2
Operating expense per passenger	$109.22	$111.60	(2.1)
Fuel expense per passenger	$48.75	$50.87	(4.2)
Operating expense per passenger, excluding fuel	$60.47	$60.74	(0.4)
ASMs per gallon of fuel	69.5	67.8	2.5
Departures	14,675	13,275	10.5
Block hours	34,466	32,639	5.6
Average stage length (miles)	912	940	(3.0)
Average number of operating aircraft during period	68.0	64.6	5.3
Average block hours per aircraft per day	5.6	5.5	1.8
Full-time equivalent employees at period end	2,241	1,919	16.8
Fuel gallons consumed (thousands)	32,944	31,468	4.7
Average fuel cost per gallon	$3.17	$3.08	2.9
Scheduled service statistics
Passengers	2,110,481	1,878,474	12.4
Revenue passenger miles (RPMs) (thousands)	2,002,546	1,864,135	7.4
Available seat miles (ASMs) (thousands)	2,238,546	2,082,586	7.5
Load factor	89.5%	89.5%	—
Departures	14,157	12,702	11.5
Average passengers per departure	149	148	0.7
Scheduled service seats per departure	168.8	168.6	0.1
Block hours	33,577	31,617	6.2
Yield (cents)	9.45	8.87	6.5
Scheduled service revenue per ASM (PRASM) (cents)	8.45	7.94	6.4
Total ancillary revenue per ASM (cents)	4.26	4.17	2.2
Total scheduled service revenue per ASM (TRASM) (cents)	12.71	12.11	5.0
Average fare - scheduled service	$89.63	$88.00	1.9
Average fare - ancillary air-related charges	$40.65	$40.73	(0.2)
Average fare - ancillary third party products	$4.58	$5.52	(17.0)
Average fare - total	$134.86	$134.25	0.5
Average stage length (miles)	924	957	(3.4)
Fuel gallons consumed (thousands)	32,159	30,607	5.1
Average fuel cost per gallon	$3.20	$3.12	2.6
Percent of sales through website during period	93.2%	93.1%	0.1

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Consolidated Statements of Income
Six Months Ended June 30, 2014 and 2013
(in thousands, except per share amounts)
(Unaudited)

	Six months ended June 30,		Percent
	2014	2013	change
OPERATING REVENUE:
Scheduled service revenue	$392,693	$345,234	13.7
Ancillary revenue:
Air-related charges	171,235	153,327	11.7
Third party products	20,287	21,087	(3.8)
Total ancillary revenue	191,522	174,414	9.8
Fixed fee contract revenue	5,610	8,282	(32.3)
Other revenue	3,241	875	270.4
Total operating revenue	593,066	528,805	12.2
OPERATING EXPENSES:
Aircraft fuel	213,444	205,567	3.8
Salary and benefits	93,736	80,816	16.0
Station operations	42,390	39,556	7.2
Maintenance and repairs	42,028	38,463	9.3
Sales and marketing	14,461	11,213	29.0
Aircraft lease rentals	11,332	1,668	579.4
Depreciation and amortization	38,181	34,784	9.8
Other	23,808	21,515	10.7
Total operating expenses	479,380	433,582	10.6
OPERATING INCOME	113,686	95,223	19.4
As a percent of total operating revenue	19.2%	18.0%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(71)	(170)	(58.2)
Interest income	(439)	(478)	(8.2)
Interest expense	6,720	4,482	49.9
Total other (income) expense	6,210	3,834	62.0
INCOME BEFORE INCOME TAXES	107,476	91,389	17.6
As a percent of total operating revenue	18.1%	17.3%
PROVISION FOR INCOME TAXES	40,034	33,871	18.2
NET INCOME	67,442	57,518	17.3
Net loss attributable to noncontrolling interest	(278)	(174)	59.8
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	67,720	57,692	17.4
Earnings per share to common stockholders (1):
Basic	$3.74	$3.01	24.3
Diluted	$3.72	$3.00	24.0
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,971	19,001	(5.4)
Diluted	18,055	19,119	(5.6)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Six months ended June 30,		Percent
	2014	2013	change*
OPERATING STATISTICS
Total system statistics
Passengers	4,216,382	3,788,813	11.3
Revenue passenger miles (RPMs) (thousands)	4,112,138	3,797,491	8.3
Available seat miles (ASMs) (thousands)	4,670,340	4,297,805	8.7
Load factor	88.0%	88.4%	(0.4)
Operating revenue per ASM (RASM) (cents)	12.70	12.30	3.3
Operating expense per ASM (CASM) (cents)	10.26	10.09	1.7
Fuel expense per ASM (cents)	4.57	4.78	(4.4)
Operating CASM, excluding fuel (cents)	5.69	5.31	7.2
Operating expense per passenger	$113.69	$114.44	(0.7)
Fuel expense per passenger	$50.62	$54.26	(6.7)
Operating expense per passenger, excluding fuel	$63.07	$60.18	4.8
ASMs per gallon of fuel	69.8	67.5	3.4
Departures	29,176	26,529	10.0
Block hours	70,814	66,423	6.6
Average stage length (miles)	936	948	(1.3)
Average number of operating aircraft during period	68.0	64.0	6.3
Average block hours per aircraft per day	5.8	5.7	1.8
Full-time equivalent employees at period end	2,241	1,919	16.8
Fuel gallons consumed (thousands)	66,945	63,628	5.2
Average fuel cost per gallon	$3.19	$3.23	(1.2)
Scheduled service statistics
Passengers	4,155,509	3,723,132	11.6
Revenue passenger miles (RPMs) (thousands)	4,061,734	3,743,163	8.5
Available seat miles (ASMs) (thousands)	4,566,481	4,174,037	9.4
Load factor	88.9%	89.7%	(0.8)
Departures	28,092	25,200	11.5
Average passengers per departure	148	148	—
Scheduled service seats per departure	168.6	168.2	0.2
Block hours	68,962	64,017	7.7
Yield (cents)	9.67	9.22	4.9
Scheduled service revenue per ASM (PRASM) (cents)	8.60	8.27	4.0
Total ancillary revenue per ASM (cents)	4.19	4.18	0.2
Total scheduled service revenue per ASM (TRASM) (cents)	12.79	12.45	2.7
Average fare - scheduled service	$94.50	$92.73	1.9
Average fare - ancillary air-related charges	$41.21	$41.18	0.1
Average fare - ancillary third party products	$4.88	$5.66	(13.8)
Average fare - total	$140.59	$139.57	0.7
Average stage length (miles)	950	967	(1.8)
Fuel gallons consumed (thousands)	65,366	61,633	6.1
Average fuel cost per gallon	$3.22	$3.27	(1.5)
Percent of sales through website during period	93.7%	93.7%	—

* Except load factor and percent of sales through website, which is percentage point change.

Allegiant Travel Company
Non-GAAP Presentations
Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDAR is EBITDA less aircraft lease rentals expense. Neither EBITDA nor EBITDAR is a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA and EBITDAR are included as supplemental disclosures because we believe they are useful indicators of our operating performance. Further, both EBITDA and EBITDAR are well-recognized performance measurements that are frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA and EBITDAR are useful in evaluating our operating performance compared to our competitors because their calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions and lease versus purchase decisions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA and EBITDAR to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measures EBITDA and EBITDAR to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. Neither EBITDA nor EBITDAR is a GAAP measurement and our use of these measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended June 30,		Percent
(in thousands)	2014	2013	change
Net income attributable to Allegiant Travel Company	$33,499	$25,760	30.0%
Plus (minus)
Interest income	(234)	(216)	8.3%
Interest expense	3,591	2,294	56.5%
Provision for income taxes	19,764	15,223	29.8%
Depreciation and amortization	19,750	17,892	10.4%
EBITDA	$76,370	$60,953	25.3%
Aircraft lease rentals	1,903	1,365	39.4%
EBITDAR	$78,273	$62,318	25.6%

Total revenue	$290,541	$255,846	13.6%
EBITDA margin	26.3%	23.8%	2.5 pp
EBITDAR margin	26.9%	24.4%	2.5 pp

	Six months ended June 30,		Percent
(in thousands)	2014	2013	change
Net income attributable to Allegiant Travel Company	$67,720	$57,692	17.4%
Plus (minus)
Interest income	(439)	(478)	(8.2)%
Interest expense	6,720	4,482	49.9%
Provision for income taxes	40,034	33,871	18.2%
Depreciation and amortization	38,181	34,784	9.8%
EBITDA	$152,216	$130,351	16.8%
Aircraft lease rentals	11,332	1,668	579.4%
EBITDAR	$163,548	$132,019	23.9%

Total revenue	$593,066	$528,805	12.2%
EBITDA margin	25.7%	24.7%	1.0 pp
EBITDAR margin	27.6%	25.0%	2.6 pp

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended June 30,
Return on capital calculation (millions)	2014	2013
Net income attributable to Allegiant Travel Company	$102.3	$89.4
Income tax	61.1	52.6
Interest expense	11.7	8.9
Less interest income	(1.0)	(1.0)
	174.1	149.9

Interest income	1.0	1.0
Tax rate	37.4%	37.0%
Numerator	109.6	95.1

Total assets as of prior June 30	862.6	820.7
Less current liabilities as of prior June 30	247.5	234.0
Plus short term debt as of prior June 30	12.0	11.4
Denominator	627.1	598.1
Return on capital employed	17.5%	15.9%

To provide more transparency into operating expenses for the quarter, the company experienced the following non-cash expense items in the second quarter of 2014.

Non-cash items (millions)	2Q14	2Q13
Stock based compensation	$2.3	$2.9
Loss - disposed assets	1.4	1.6
Total of selected non-cash items	$3.7	$4.5

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